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                               MIRANT CORPORATION

                                       TO

                      DEUTSCHE BANK TRUST COMPANY AMERICAS,

                                     TRUSTEE

                              ---------------------

                          FIRST SUPPLEMENTAL INDENTURE

                            Dated as of July 8, 2002

                                  to Indenture

                            Dated as of July 8, 2002

                              ---------------------

                     5.75% Convertible Senior Notes Due 2007


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
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                             TABLE OF CONTENTS(1)

                                                                                                               Page


                                    ARTICLE I
                                   DEFINITIONS

SECTION 1.01 Definitions..........................................................................................1
SECTION 1.02 Other Definitions....................................................................................3

                                   ARTICLE II
                 GENERAL TERMS AND CONDITIONS OF THE 2007 NOTES

SECTION 2.01 Establishment........................................................................................4
SECTION 2.02 Denominations........................................................................................4
SECTION 2.03 Form and Dating......................................................................................4
SECTION 2.04 Security Registrar, Paying Agent and Conversion Agent................................................5
SECTION 2.05 Paying Agent to Hold Money and 2007 Notes in Trust...................................................5
SECTION 2.06 Outstanding 2007 Notes; Determinations of Holders' Action............................................6
SECTION 2.07 Cancellation.........................................................................................7
SECTION 2.08 Persons Deemed Owners................................................................................7

                                   ARTICLE III
                            REDEMPTION AND PURCHASES

SECTION 3.01 Company's Right to Redeem; Notices to Trustee........................................................7
SECTION 3.02 Selection of 2007 Notes to Be Redeemed...............................................................7
SECTION 3.03 Notice of Redemption.................................................................................8
SECTION 3.04 Effect of Notice of Redemption.......................................................................9
SECTION 3.05 Deposit of Redemption Price..........................................................................9
SECTION 3.06 2007 Notes Redeemed in Part..........................................................................9
SECTION 3.07 Purchase of 2007 Notes at Option of the Holder upon a Fundamental Change.............................9
SECTION 3.08 Effect of Fundamental Change Purchase Notice........................................................12
SECTION 3.09 Deposit of Fundamental Change Purchase Price........................................................13
SECTION 3.10 Covenant to Comply with Securities Laws upon Purchase of 2007 Notes.................................13
SECTION 3.11 Repayment to the Company............................................................................13

                                   ARTICLE IV
                                    COVENANTS

SECTION 4.01 Payment of 2007 Notes...............................................................................14
SECTION 4.02 Commission and Other Reports........................................................................14

-------------------------------

(1) This Table of Contents does not constitute part of the Indenture or have any bearing upon the interpretation of any of its terms and provisions.


                                       i
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
SECTION 4.03 Compliance Certificate..............................................................................14
SECTION 4.04 Further Instruments and Acts........................................................................15
SECTION 4.05 Maintenance of Office or Agency.....................................................................15
SECTION 4.06 Delivery of Certain Information.....................................................................15

                                    ARTICLE V
              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 5.01 When Company May Merge or Transfer Assets...........................................................16

                                   ARTICLE VI
                              DEFAULTS AND REMEDIES

SECTION 6.01 Events of Default...................................................................................16
SECTION 6.02 Acceleration........................................................................................18
SECTION 6.03 Other Remedies......................................................................................18
SECTION 6.04 Waiver of Past Defaults.............................................................................18
SECTION 6.05 Control by Majority.................................................................................19
SECTION 6.06 Limitation on Suits.................................................................................19
SECTION 6.07 Rights of Holders to Receive Payment................................................................19
SECTION 6.08 Collection Suit by Trustee..........................................................................19
SECTION 6.09 Trustee May File Proofs of Claim....................................................................20
SECTION 6.10 Priorities..........................................................................................20
SECTION 6.11 Undertaking for Costs...............................................................................21
SECTION 6.12 Waiver of Stay, Extension or Usury Laws.............................................................21

                                   ARTICLE VII
                                     TRUSTEE

SECTION 7.01 Individual Rights of Trustee........................................................................21

                                  ARTICLE VIII
                                   AMENDMENTS

SECTION 8.01 Without Consent of Holders..........................................................................22
SECTION 8.02 With Consent of Holders.............................................................................22
SECTION 8.03 Compliance with Trust Indenture Act.................................................................23
SECTION 8.04 Revocation and Effect of Consents, Waivers and Actions..............................................23
SECTION 8.05 Notation on or Exchange of 2007 Notes...............................................................23
SECTION 8.06 Trustee to Sign Supplemental Indentures.............................................................24
SECTION 8.07 Effect of Supplemental Indentures...................................................................24

                                   ARTICLE IX
                                   CONVERSIONS

SECTION 9.01 Conversion Privilege................................................................................24
SECTION 9.02 Conversion Procedure................................................................................25
SECTION 9.03 Fractional Shares...................................................................................26
                                       ii

SECTION 9.04 Taxes on Conversion.................................................................................26
SECTION 9.05 Company to Provide Stock............................................................................26
SECTION 9.06 Adjustment for Change in Capital Stock..............................................................26
SECTION 9.07 Adjustment for Rights Issue.........................................................................27
SECTION 9.08 Adjustment for Other Distributions..................................................................29
SECTION 9.09 Adjustment for Self Tender Offer....................................................................31
SECTION 9.10 When Adjustment May Be Deferred.....................................................................32
SECTION 9.11 When No Adjustment Required.........................................................................32
SECTION 9.12 Notice of Adjustment................................................................................32
SECTION 9.13 Voluntary Increase..................................................................................33
SECTION 9.14 Notice of Certain Transactions......................................................................33
SECTION 9.15 Reorganization of Company; Special Distributions....................................................33
SECTION 9.16 Company Determination Final.........................................................................34
SECTION 9.17 Trustee's Adjustment Disclaimer.....................................................................34
SECTION 9.18 Simultaneous Adjustments............................................................................34
SECTION 9.19 Successive Adjustments..............................................................................34

                                    ARTICLE X
                            MISCELLANEOUS PROVISIONS

SECTION 10.01 Recitals by Company................................................................................34
SECTION 10.02 Notices 35
SECTION 10.03 Provisions of Original Indenture Not Applicable....................................................36
SECTION 10.04 Ratification and Incorporation of Original Indenture...............................................36
SECTION 10.05 Executed in Counterparts...........................................................................36
SECTION 10.06 Communication by Holders with Other Holders........................................................36
SECTION 10.07 Rules by Trustee, Paying Agent, Conversion Agent and Security Registrar............................36
SECTION 10.08 GOVERNING LAW......................................................................................36


EXHIBIT A         .........Form of Global Security
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                                      iii

     THIS FIRST SUPPLEMENTAL INDENTURE is made as of the 8th day of July, 2002, between MIRANT CORPORATION, a Delaware corporation, having its principal office at 1155 Perimeter Center West, Suite 100, Atlanta, Georgia 30338 (the "Company"), and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, having its principal corporate trust office at 31 West 52nd Street, New York, New York 10019, as trustee (the "Trustee").

                              W I T N E S S E T H:

     WHEREAS, the Company has heretofore entered into an Indenture, dated as of July 8, 2002 (the "Original Indenture"), with Deutsche Bank Trust Company Americas, as trustee;

     WHEREAS,  the Original  Indenture is incorporated  herein by this reference
and  the  Original  Indenture,   as  supplemented  by  this  First  Supplemental
Indenture, is herein called the "Indenture";

     WHEREAS, under the Original Indenture, a new series of Senior Notes may at any time be established by the Board of Directors of the Company in accordance with the provisions of the Original Indenture and the terms of such series may be described by a supplemental indenture executed by the Company and the Trustee;

     WHEREAS, the Company proposes to create under the Indenture a new series of Senior Notes; and

     WHEREAS, all conditions necessary to authorize the execution and delivery of this First Supplemental Indenture and to make it a valid and binding obligation of the Company have been done or performed.

     NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.01 Definitions. The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.

     "Capital Stock" for any corporation means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that corporation.

     "Common Stock" shall mean the shares of common stock, $0.01 par value per share, of the Company existing on the date of this First Supplemental Indenture or any other shares of Capital Stock of the Company into which such common stock shall be reclassified or changed.

     "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "First Supplemental Indenture" means this First Supplemental Indenture, including the applicable provisions of the Original Indenture.

     "Global Securities" means 2007 Notes that are in the form of the 2007 Notes attached hereto as Exhibit A, and that are issued to a Depositary.

     "Holder" or "Securityholder" means a registered holder of a 2007 Note.

     "Indebtedness" means, without duplication,  the principal or face amount of
(i) all obligations for borrowed money, (ii) all obligations evidenced by debentures, notes or other similar instruments, (iii) all obligations in respect of letters of credit or bankers acceptances or similar instruments (or reimbursement obligations with respect thereto), (iv) all obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (v) all obligations as lessee which are capitalized in accordance with generally accepted accounting principles, and
(vi) all Indebtedness of others guaranteed by the Company or any of its Subsidiaries or for which the Company or any of its Subsidiaries is legally responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds or to invest in, others).

     "Issue Date" of any 2007 Note means the date on which the 2007 Note was originally issued or deemed issued as set forth on the face of the 2007 Note.

     "Legal Holiday" is any day other than a Business Day.

     "Nasdaq System" means the National Association of Securities Dealers Automated Quotation System.

     "NYSE" means The New York Stock Exchange.

     "Person" or "person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

     "Sale Price" of the shares of Common Stock on any date means the closing per share sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average asked prices) on such date as reported on the NYSE or, if the shares of Common Stock are not listed on the NYSE, as reported by the Nasdaq system. In the absence of such quotations, the Company shall be entitled to determine the Sale Price on the basis of such quotations as it considers appropriate.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Security" means the 2007 Note issued hereunder.

     "Securityholder" or "Holder" means a registered holder of a 2007 Note.

     "Stated Maturity," when used with respect to any 2007 Note, means July 15, 2007.

     "Subsidiary" means any person of which at least a majority of the outstanding Voting Stock shall at the time directly or indirectly be owned or controlled by the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries.

     "trading day" means a day during which trading in securities generally occurs on the NYSE or, if the Common Stock is not listed on the NYSE, on the principal other national or regional securities exchange on which the Common Stock then is listed or, if the Common Stock is not listed on a national or regional securities exchange, on the National Association of Securities Dealers Automated Quotation System or, if the Common Stock is not quoted on the National Association of Securities Dealers Automated Quotation System, on the principal other market on which the Common Stock is then traded.

     "Voting Stock" of a person means Capital Stock of such person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

                        SECTION 1.02 Other Definitions.
                      -----------------------------------

Term Section:                                          Defined in:

"Average Sale Price"................................   9.07
"beneficial owner"..................................   3.07(a)
"Conversion Agent"..................................   2.04
"Conversion Date"...................................   9.02
"Conversion Rate" ..................................   9.01
"Event of Default"..................................   6.01
"Ex-Dividend Date"..................................   9.08(b)
"Ex-Dividend Time"..................................   9.01
"Expiration Time"...................................   9.09
"Extraordinary Cash Dividend".......................   9.08(a)
"Fundamental Change"................................   3.07(a)
"Fundamental Change Purchase Date"..................   3.07(a)
"Fundamental Change Purchase Notice"................   3.07(c)
"Fundamental Change Purchase Price".................   3.07(a)

"Interest Payment Date".............................   Exhibit A, Paragraph 1
"Measurement Date"..................................   9.09
"Notice of Default".................................   6.01
"Paying Agent"......................................   2.04
"Post-Distribution Price"...........................   9.08(b)
"Purchased Shares"..................................   9.09
"Regular Record Date"...............................   Exhibit A, Paragraph 1
"Rule 144A Information".............................   4.06
"Security Register".................................   2.04
"Securities Registrar"..............................   2.04
"Time of Determination".............................   9.01
"2007 Notes"........................................   2.01



                                  ARTICLE II

                 GENERAL TERMS AND CONDITIONS OF THE 2007 NOTES

     SECTION 2.01 Establishment. There is hereby established a new series of Senior Notes to be issued under the Indenture, to be designated as the Company's 5.75% Convertible Senior Notes due 2007 (the "2007 Notes").

     There are to be authenticated and delivered up to $425,500,000 principal amount of 2007 Notes, and such principal amount of 2007 Notes may be increased from time to time pursuant to Section 301 of the Original Indenture. All 2007 Notes need not be issued at the same time and such series may be reopened at any time, without the consent of any Holder, for issuances of additional 2007 Notes. Any such additional 2007 Notes will have the same interest rate, maturity and other terms as those initially issued. No 2007 Notes shall be authenticated and delivered in excess of the principal amount as so increased, except as provided by Sections 203, 303, 304, 907 or 1107 of the Original Indenture. The 2007 Notes shall be issued in definitive fully registered form.

     The form of the Trustee's Certificate of Authentication for the 2007 Notes shall be in substantially the form set forth in Exhibit A hereto.

     Each 2007 Note shall be dated the date of authentication thereof and shall bear interest from the date of original issuance thereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

     SECTION 2.02 Denominations. The 2007 Notes shall be issued in minimum denominations of $1,000, or any integral multiple of $1,000, in excess thereof.

     SECTION 2.03 Form and Dating. The 2007 Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is a part of this First Supplemental Indenture. To the extent any provisions of the 2007 Notes and this First Supplemental Indenture are in conflict, the provisions of this First Supplemental Indenture shall control. The 2007 Notes may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company). The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each 2007 Note shall be dated the date of its authentication.

     (a) Global Securities in General. Each Global Security shall represent such of the outstanding 2007 Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding 2007 Notes from time to time endorsed thereon and that the aggregate amount of outstanding 2007 Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and conversions.

     Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding 2007 Notes represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 203 of the Original Indenture hereof and shall be made on the records of the Trustee and the Depositary.

     SECTION 2.04 Security Registrar, Paying Agent and Conversion Agent. The Company shall maintain an office or agency where the 2007 Notes may be presented for registration of transfer or for exchange ("Security Registrar"), an office or agency where the 2007 Notes may be presented for purchase or payment ("Paying Agent") and an office or agency where the 2007 Notes may be presented for conversion ("Conversion Agent"). The Security Registrar shall keep a register of the 2007 Notes and of their transfer and exchange ("Securities Register"). The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term Paying Agent includes any additional paying agent, including any named pursuant to Section 4.05. The term Conversion Agent includes any additional conversion agent, including any named pursuant to Section 4.05.

     The Company shall enter into an appropriate agency agreement with any Security Registrar, Paying Agent, Conversion Agent or co-registrar (that is not also the Trustee). The agreement shall implement the provisions of this First Supplemental Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Security Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 607 of the Original Indenture. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Security Registrar, Conversion Agent or co-registrar.

     The  Company  initially   appoints  the  Trustee  as  Security   Registrar,
Conversion Agent and Paying Agent in connection with the 2007 Notes.

     SECTION 2.05 Paying Agent to Hold Money and 2007 Notes in Trust. Except as otherwise provided herein, on or prior to each due date of payments in respect of any 2007 Note, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds if deposited on the due date) or shares of Common Stock sufficient to make such payments when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money and shares of Common Stock held by the Paying Agent for the making of payments in respect of the 2007 Notes and shall notify the Trustee of any default by the Company in making any such payment. At any time during the continuance of any such default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money and shares of Common Stock so held in trust. If the Company, a Subsidiary or an Affiliate of either of them acts as Paying Agent, it shall segregate the money and shares of Common Stock held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money and shares of Common Stock held by it to the Trustee and to account for any funds and Common Stock disbursed by it. Upon doing so, the Paying Agent shall have no further liability for the money or shares of Common Stock.

     SECTION 2.06 Outstanding 2007 Notes; Determinations of Holders' Action. The 2007 Notes outstanding at any time are all the 2007 Notes authenticated by the Trustee except for those cancelled by it, those paid pursuant to Section 304 of the Original Indenture, those delivered to it for cancellation and those described in this Section 2.06 as not outstanding. A 2007 Note does not cease to be outstanding because the Company or an Affiliate thereof holds the 2007 Note; provided, however, that in determining whether the Holders of the requisite principal amount of 2007 Notes have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, 2007 Notes owned by the Company or any other obligor upon the 2007 Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only 2007 Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Subject to the foregoing, only 2007 Notes outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles VI and VIII).

     If a 2007 Note is replaced pursuant to Section 304 of the Original Indenture, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced 2007 Note is held by a bona fide purchaser.

     If the Paying Agent holds, in accordance with this First Supplemental Indenture, on a Redemption Date, or on the Business Day following a Fundamental Change Purchase Date, or on Stated Maturity, money or securities, if permitted hereunder, sufficient to pay 2007 Notes payable on that date, then immediately after such Redemption Date, Fundamental Change Purchase Date or Stated Maturity, as the case may be, such 2007 Notes shall cease to be outstanding and interest, if any, on such 2007 Notes shall cease to accrue; provided, that if such 2007 Notes are to be redeemed, notice of such redemption has been duly given pursuant to this First Supplemental Indenture or provision therefor satisfactory to the Trustee has been made.

     If a 2007 Note is converted in accordance with Article IX, then from and after the Conversion Date, such 2007 Note shall cease to be outstanding and interest, if any, shall cease to accrue on such 2007 Note.

     SECTION 2.07 Cancellation. All 2007 Notes surrendered for payment, purchase by the Company pursuant to Article III, conversion, redemption or registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by the Trustee. The Company may at any time deliver to the Trustee for cancellation any 2007 Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all 2007 Notes so delivered shall be cancelled by the Trustee. The Company may not issue new 2007 Notes to replace 2007 Notes it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article IX. No 2007 Notes shall be authenticated in lieu of or in exchange for any 2007 Notes cancelled as provided in this Section, except as expressly permitted by the Original Indenture. All cancelled 2007 Notes held by the Trustee shall be disposed of in accordance with a Company Order or, in the absence of such a Company Order, in accordance with the Trustee's customary procedure and the Trustee shall promptly deliver a certificate of disposition to the Company.

     SECTION 2.08 Persons Deemed Owners. Prior to due presentment of a 2007 Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such 2007 Note is registered as the absolute owner of such 2007 Note for the purpose of receiving payment of principal of the 2007 Note or the payment of any Redemption Price or Fundamental Change Purchase Price in respect thereof, and interest thereon, for the purpose of conversion and for all other purposes whatsoever, whether or not such 2007 Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

                                   ARTICLE III

                            REDEMPTION AND PURCHASES

     Article Eleven of the Original Indenture is hereby amended, solely with respect to the 2007 Notes, by replacing it in its entirety with the following:

     SECTION 3.01 Company's Right to Redeem; Notices to Trustee. The Company, at its option, may redeem the 2007 Notes in accordance with the provisions of Paragraph 5 of the 2007 Notes. If the Company elects to redeem 2007 Notes pursuant to Paragraph 5 of the 2007 Notes, it shall notify the Trustee in writing of the Redemption Date, the principal amount of 2007 Notes to be redeemed and the Redemption Price.

     The Company  shall give the notice to the Trustee  provided  for in Section
3.03 by a Company Order, at least 45 days before the Redemption Date (unless a shorter notice period shall be satisfactory to the Trustee).

     SECTION 3.02 Selection of 2007 Notes to Be Redeemed. If less than all the 2007 Notes are to be redeemed, unless the procedures of the Depositary provide otherwise, the Trustee shall select the 2007 Notes to be redeemed by lot, on a pro rata basis or by another method the Trustee considers fair and appropriate (so long as such method is not prohibited by the rules of any stock exchange on which the 2007 Notes are then listed). The Trustee shall make the selection at least 35 days but not more than 60 days before the Redemption Date from outstanding 2007 Notes not previously called for redemption. The Trustee may select for redemption portions of the principal amount of 2007 Notes that have denominations larger than $1,000.

     The 2007 Notes and portions of 2007 Notes that the Trustee selects shall be in principal amounts of $1,000 or an integral multiple of $1,000. Provisions of this First Supplemental Indenture that apply to 2007 Notes called for redemption also apply to portions of 2007 Notes called for redemption. The Trustee shall notify the Company promptly of the 2007 Notes or portions of the 2007 Notes to be redeemed.

     If any 2007 Note selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the 2007 Note so selected, the converted portion of such 2007 Note shall be deemed (so far as may be) to be the portion selected for redemption. 2007 Notes, which have been converted during a selection of 2007 Notes to be redeemed, may be treated by the Trustee as outstanding for the purpose of such selection.

     SECTION 3.03 Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of 2007 Notes to be redeemed. The notice shall identify the 2007 Notes to be redeemed and shall state:

                    (1)  the Redemption Date;

                    (2)  the Redemption Price;

                    (3)  the Conversion Rate;

                    (4) the name and address of the Paying Agent and Conversion Agent;

                    (5) that 2007 Notes called for redemption may be converted at any time before the close of business on the date that is two Business Days prior to the Redemption Date;

                    (6) that Holders who want to convert their 2007 Notes must satisfy the requirements set forth in Paragraph 8 of the 2007 Notes;

                    (7) that 2007 Notes called for redemption must be surrendered to the Paying Agent at least two (2) Business Days prior to the Redemption Date to collect the Redemption Price;

                    (8) if fewer than all of the outstanding 2007 Notes are to be redeemed, the certificate numbers, if any, and principal amounts of the particular 2007 Notes to be redeemed;

                    (9) that, unless the Company defaults in making payment of such Redemption Price, interest, if any, on 2007 Notes called for redemption will cease to accrue on and after the Redemption Date; and

                    (10) the CUSIP number(s) of the 2007 Notes.

     At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense, provided that the Company makes such request at least three Business Days prior to the date by which such notice of redemption must be given to Holders in accordance with this Section 3.03.

     SECTION 3.04 Effect of Notice of Redemption. Once notice of redemption is given, 2007 Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice except for 2007 Notes which are converted in accordance with the terms of this First Supplemental Indenture. Upon surrender to the Paying Agent, such 2007 Notes shall be paid at the Redemption Price stated in the notice.

     SECTION 3.05 Deposit of Redemption Price. Prior to 10:00 a.m. (New York City time), on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of all 2007 Notes to be redeemed on that date other than 2007 Notes or portions of 2007 Notes called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of conversion of 2007 Notes pursuant to Article IX. If such money is then held by the Company in trust and is not required for such purpose it shall be discharged from such trust.

     SECTION 3.06 2007 Notes Redeemed in Part. Upon surrender of a 2007 Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new 2007 Note in an authorized denomination equal in principal amount to the unredeemed portion of the 2007 Note surrendered.

     SECTION 3.07 Purchase of 2007 Notes at Option of the Holder upon a Fundamental Change. (a) If a Fundamental Change occurs, the 2007 Notes not previously purchased by the Company shall be purchased by the Company, at the option of the Holder thereof, at the purchase price specified in Paragraph 6 of the 2007 Notes (the "Fundamental Change Purchase Price"), as of the date (the "Fundamental Change Purchase Date") that is 45 days after the date of the Fundamental Change Purchase Notice delivered by the Company, subject to satisfaction by or on behalf of the Holder of the requirements set forth in
Section 3.07(c).

     A "Fundamental Change" shall be deemed to have occurred at such time after the 2007 Notes are originally issued as either of the following events shall occur:

               (i) any person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act, acquires beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of the Company's Capital Stock entitling the person to exercise 50% or more of the total voting power of all shares of the Company's Capital Stock that are entitled to vote generally in elections of directors, other than an acquisition by the Company, any of its Subsidiaries or any of its employee benefit plans; or

               (ii) the Company  merges or  consolidates  with or into any other person, any merger of another person into the Company, or the Company conveys, sells, transfers or leases all or substantially all of its assets to another person, other than any transaction: (A) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of the Company's Capital Stock, or
          (B) pursuant to which the holders of Common Stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of Capital Stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after the transaction, or (C) which is effected solely to change the Company's jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of the Common Stock solely into shares of common stock of the surviving entity.

Notwithstanding the foregoing provisions of this Section 3.07, a Fundamental Change shall not be deemed to have occurred if (A) the closing price per share of Common Stock on the NYSE for any five NYSE trading days within the period of 10 consecutive NYSE trading days ending immediately after the later of a Fundamental Change or the public announcement of a Fundamental Change, in the case of a Fundamental Change relating to an acquisition of Capital Stock, or the period of 10 consecutive NYSE trading days ending immediately before a Fundamental Change, in the case of a Fundamental Change relating to a merger, consolidation or asset sale, equals or exceeds 105% of the conversion price of the 2007 Notes in effect on each of those NYSE trading days or (B) all of the consideration (excluding cash payments for fractional shares and cash payments made pursuant to dissenters' appraisal rights) in a merger or consolidation otherwise constituting a Fundamental Change under clause (i) and/or clause (ii) above consists of shares of common stock traded on a national securities exchange or quoted on the Nasdaq National Market (or will be so traded or quoted immediately following the merger or consolidation) and as a result of the merger or consolidation the 2007 Notes become convertible into such common stock. For purposes of this Section 3.07, (x) the conversion price is equal to $1,000 principal amount divided by the Conversion Rate, (y) whether a person is a "beneficial owner" shall be determined in accordance with Rule 13d-3 under the Exchange Act and (z) "person" includes any syndicate or group that would be deemed to be a "person" under Section 13(d)(3) of the Exchange Act.

     (b) No later than 30 days after the occurrence of a Fundamental Change, the Company shall mail a written notice of the Fundamental Change by first-class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law). The notice shall include a form of Fundamental Change Purchase Notice to be completed by the Holder and shall state:

     (1) briefly, the events causing a Fundamental Change and the date of such Fundamental Change;

     (2) the date by which the Fundamental Change Purchase Notice pursuant to this Section 3.07 must be given;

     (3)  the Fundamental Change Purchase Date;

     (4)  the Fundamental Change Purchase Price;

     (5)  the name and address of the Paying Agent and the Conversion Agent;

     (6)  the Conversion Rate and any adjustments thereto;

     (7) that the 2007 Notes as to which a Fundamental Change Purchase Notice has been given may be converted if they are otherwise convertible pursuant to Article IX hereof only if the Fundamental Change Purchase Notice has been withdrawn in accordance with the terms of this First Supplemental Indenture;

     (8) that the 2007 Notes must be surrendered to the Paying Agent to collect payment;

     (9) that the Fundamental Change Purchase Price for any 2007 Note as to which a Fundamental Change Purchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Fundamental Change Purchase Date and the time of surrender of such 2007 Note as described in (8);

     (10) briefly, the procedures the Holder must follow to exercise rights under this Section 3.07;

     (11) briefly, the conversion rights, if any, of the 2007 Notes;

     (12) the procedures for withdrawing a Fundamental Change Purchase Notice;

     (13) that, unless the Company defaults in making payment of such Fundamental Change Purchase Price, interest, if any, on 2007 Notes surrendered for purchase by the Company will cease to accrue on and after the Fundamental Change Purchase Date; and

     (14) the CUSIP number(s) of the 2007 Notes.

     (c) A Holder may exercise its rights specified in Section 3.07(a) upon delivery of an irrevocable written notice of purchase (a "Fundamental Change Purchase Notice") to the Paying Agent at any time on or prior to the 30th day after the date the Company delivers its written Fundamental Change Purchase Notice, stating:

     (1) the certificate number of the 2007 Note which the Holder will deliver to be purchased;

     (2) the portion of the principal amount of the 2007 Note which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof; and

     (3) that such 2007 Note shall be purchased pursuant to the terms and conditions specified in Paragraph 6 of the 2007 Notes.

     The delivery of such 2007 Note to the Paying Agent with the Fundamental Change Purchase Notice (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Purchase Price therefor; provided, however, that such Fundamental Change Purchase Price shall be so paid pursuant to this Section 3.07 only if the 2007 Note so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Fundamental Change Purchase Notice.

     The  Company  shall  purchase  from the Holder  thereof,  pursuant  to this
Section 3.07, a portion of a 2007 Note only if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this First Supplemental Indenture that apply to the purchase of all of a 2007 Note also apply to the purchase of such portion of such 2007 Note.

     Any purchase by the Company contemplated pursuant to the provisions of this
Section 3.07 shall be consummated by the delivery of the consideration to be received by the Holder on the Fundamental Change Purchase Date.

     The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice.

     SECTION 3.08 Effect of Fundamental Change Purchase Notice. Upon receipt by the Paying Agent of the Fundamental Change Purchase Notice specified in Section 3.07(c), the Holder of a 2007 Note in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn as specified in the following paragraph) thereafter be entitled to receive solely the Fundamental Change Purchase Price with respect to such 2007 Note. Such Fundamental Change Purchase Price shall be paid to such Holder, subject to receipt of funds by the Paying Agent, promptly following the later of
(x) the Fundamental Change Purchase Date with respect to such 2007 Note (provided the conditions in Section 3.07(c) have been satisfied) and (y) the time of delivery of such 2007 Note to the Paying Agent by the Holder thereof in the manner required by Section 3.07(c). 2007 Notes in respect of which a Fundamental Change Purchase Notice has been given by the Holder thereof may not be converted pursuant to Article IX hereof on or after the date of the delivery of such Fundamental Change Purchase Notice unless such Fundamental Change Purchase Notice has first been validly withdrawn as specified in the following two paragraphs.

     A Fundamental Change Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Fundamental Change Purchase Notice at any time prior to the close of business on the last Business Day prior to the Fundamental Change Purchase Date specifying:

               (1) the certificate number, if any, of the 2007 Note in respect of which such notice of withdrawal is being submitted,

               (2) the principal amount of the 2007 Note with respect to which such notice of withdrawal is being submitted, and

               (3) the principal amount, if any, of such 2007 Note which remains subject to the original Fundamental Change Purchase Notice and which has been or will be delivered for purchase by the Company.

     There shall be no purchase of any 2007 Notes pursuant to Section 3.07 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such 2007 Notes, of the required Fundamental Change Purchase Notice) and is continuing an Event of Default (other than a default in the payment of the Fundamental Change Purchase Price with respect to such 2007 Notes). The Paying Agent will promptly return to the respective Holders thereof any 2007 Notes (x) with respect to which a Fundamental Change Purchase Notice has been withdrawn in compliance with this First Supplemental Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Fundamental Change Purchase Price with respect to such 2007 Notes) in which case, upon such return, the Fundamental Change Purchase Notice with respect thereto shall be deemed to have been withdrawn.

     SECTION 3.09 Deposit of Fundamental Change Purchase Price. Prior to 10:00 a.m. (local time in the City of New York) on the Business Day following the Fundamental Change Purchase Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.05) an amount of cash (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Fundamental Change Purchase Price of all the 2007 Notes or portions thereof which are to be purchased as of the Fundamental Change Purchase Date.

     SECTION 3.10 Covenant to Comply with Securities Laws upon Purchase of 2007 Notes. When complying with the provisions of Section 3.07 hereof (provided that such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall
(i) comply with Rule 13e-4 and Rule 14e-1 (or any successor provision) under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under
Section 3.07 to be exercised in the time and in the manner specified in Section 3.07.

     SECTION 3.11 Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any cash or shares of Common Stock that remain unclaimed as provided in Paragraph 12 of the 2007 Notes, together with interest or dividends, if any, thereon, held by them for the payment of the Fundamental Change Purchase Price; provided, however, that to the extent that the aggregate amount of cash or shares of Common Stock deposited by the Company pursuant to Section 3.09 exceeds the aggregate Fundamental Change Purchase Price of the 2007 Notes or portions thereof which the Company is obligated to purchase as of the Fundamental Change Purchase Date, then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the Fundamental Change Purchase Date, the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereon.

                                   ARTICLE IV

                                    COVENANTS

     Article Ten of the Original Indenture is hereby amended, solely with respect to the 2007 Notes, by replacing it in its entirety with the following:

     SECTION 4.01 Payment of 2007 Notes. The Company shall promptly make all payments in respect of the 2007 Notes on the dates and in the manner provided in the 2007 Notes or pursuant to this First Supplemental Indenture. Any amounts of cash or shares of Common Stock to be given to the Trustee or Paying Agent, shall be deposited by the Company with the Trustee or Paying Agent by 10:00 a.m. New York City time on the date any such payment is due. Principal amount, Redemption Price, Fundamental Change Purchase Price and cash interest, if any, shall be considered paid on the applicable date due if on such date (or, in the case of a Fundamental Change Purchase Price, on the Business Day following the Fundamental Change Purchase Date) the Trustee or the Paying Agent holds, in accordance with this First Supplemental Indenture, cash or securities, if permitted hereunder, sufficient to pay all such amounts then due.

     SECTION 4.02 Commission and Other Reports. The Company shall file with the Trustee, within 15 days after it files such annual and quarterly reports, information, documents and other reports with the Commission, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, it shall continue to provide the Trustee with reports containing substantially the same information as would have been required to be filed with the Commission had the Company continued to be subject to such reporting requirements. In such event, such reports shall be provided at the times the Company would have been required to provide reports had it continued to be subject to such reporting requirements. The Company also shall comply with the other provisions of Trust Indenture Act Section 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively on Officers' Certificates).

     SECTION 4.03 Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2002) an Officers' Certificate, stating whether or not to the best knowledge of the signers thereof, the Company is in default in the performance and observance of any of the terms, provisions and conditions of the 2007 Notes, this First Supplemental Indenture (without regard to any period of grace or requirement of notice provided hereunder) and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

     SECTION 4.04 Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this First Supplemental Indenture.

     SECTION 4.05 Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency where 2007 Notes may be presented or surrendered for payment, where the 2007 Notes may be surrendered for registration of transfer, exchange, purchase, redemption or conversion and where notices and demands to or upon the Company (other than service of process) in respect of the 2007 Notes and this First Supplemental Indenture may be served. The office of Deutsche Bank Trust Company Americas, 31 West 52nd Street, New York, New York 10019 (Attention: Manager, Project Finance Group), shall initially be such office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 10.02 of this First Supplemental Indenture.

     The Company may also from time to time designate one or more other offices or agencies where the 2007 Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York, for such purposes.

     SECTION 4.06 Delivery of Certain Information. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder or any beneficial owner of 2007 Notes or holder or beneficial owner of shares of Common Stock issued upon conversion thereof, or in accordance with
Section 3.07(c), the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder or any beneficial owner of 2007 Notes or holder or beneficial owner of shares of Common Stock, or to a prospective purchaser of any such security designated by any such holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act in connection with the resale of any such security. "Rule 144A Information" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act. Whether a person is a beneficial owner shall be determined by the Company to the Company's reasonable satisfaction.

                                   ARTICLE V

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

     Article Eight of the Original Indenture is hereby amended, solely with respect to the 2007 Notes, by replacing it in its entirety with the following:

     SECTION 5.01 When Company May Merge or Transfer Assets. The Company shall not consolidate with or merge with or into any other person or convey, transfer, sell or lease its properties and assets substantially as an entirety to any person, or permit any person to consolidate with or merge into the Company, unless:

     (a) either (1) the Company shall be the continuing corporation or (2) the person (if other than the Company) formed by such consolidation or into which the Company is merged or the person which acquires by conveyance, transfer or lease the properties and assets of the Company substantially as an entirety (i) shall be a corporation, limited liability company, partnership or trust organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (ii) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Company under the 2007 Notes and this First Supplemental Indenture;

     (b) immediately after giving effect to such transaction, no Event of Default, and no event that, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

     (c) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article V and that all conditions precedent herein provided for relating to such transaction have been satisfied.

     For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of the properties and assets of one or more Subsidiaries (other than to the Company or another Subsidiary), which, if such assets were owned by the Company, would constitute all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

     Article Five of the Original Indenture is hereby amended, solely with respect to the 2007 Notes, by replacing it in its entirety with the following:

     SECTION 6.01 Events of Default. An "Event of Default" occurs if:

     (1) the Company defaults in the payment of the principal amount plus accrued and unpaid cash interest on any 2007 Note when the same becomes due and payable at its Stated Maturity, upon redemption or purchase at the option of the Holder following a Fundamental Change when the same becomes due and payable;

     (2) the Company defaults in the payment of any cash interest when due and payable, and continuance of such default for a period of 30 days;

     (3) the Company fails to deliver the shares of Common Stock upon an appropriate election by Holders to convert the 2007 Notes into shares of Common Stock, and continuance of such default for a period of 10 days;

     (4) the Company fails to comply in any material respect with any of its agreements or covenants in the 2007 Notes or this First Supplemental Indenture (other than those referred to in clause (1), (2) or (3) above) and such failure continues for 90 days after receipt by the Company of a Notice of Default;

     (5) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company as bankrupt or insolvent, or approving as properly filed a petition by one or more Persons other than the Company seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official for the Company or for any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

     (6) the commencement by the Company of a case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in a case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by the Company to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.

     A Default under clause (4) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the 2007 Notes at the time outstanding notify the Company and the Trustee, of the Default and the Company does not cure such 17 Default (and such Default is not waived) within the time specified in clause (4) above after actual receipt of such notice. Any such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

     The Company shall deliver to the Trustee, within 30 days after it becomes aware of the occurrence thereof, written notice of any event which with the giving of notice or the lapse of time, or both, would mature into an Event of Default under clause (4) above, its status and what action the Company is taking or proposes to take with respect thereto.

     SECTION 6.02 Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(5) or (6)) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the 2007 Notes at the time outstanding by notice to the Company and the Trustee, may declare the principal amount plus accrued and unpaid cash interest, if any, on all the 2007 Notes to be immediately due and payable. Upon such a declaration, such accelerated amount shall be due and payable immediately. If an Event of Default specified in Section 6.01(5) or (6) occurs and is continuing, the principal amount plus accrued and unpaid cash interest, if any, on all the 2007 Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in aggregate principal amount of the 2007 Notes at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder) may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of the principal amount plus accrued and cash unpaid interest, if any, that have become due solely as a result of acceleration and if all amounts due to the Trustee under Section 607 of the Original Indenture have been paid. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

     SECTION 6.03 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the principal amount plus accrued and unpaid cash interest, if any, on the 2007 Notes or to enforce the performance of any provision of the 2007 Notes or this First Supplemental Indenture.

     The Trustee may maintain a proceeding even if the Trustee does not possess any of the 2007 Notes or does not produce any of the 2007 Notes in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

     SECTION 6.04 Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the 2007 Notes at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder), may waive an existing Default and its consequences except (a) an Event of Default described in Section 6.01(1), (2), or (3) or (b) a Default in respect of a provision that under Section 8.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right. This
Section 6.04 shall be in lieu of Section 316(a)(1)(B) of the Trust Indenture Act and such Section 316(a)(1)(B) is hereby expressly excluded from this First

Supplemental Indenture, as permitted by the Trust Indenture Act.

     SECTION 6.05 Control by Majority. The Holders of a majority in aggregate principal amount of the 2007 Notes at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this First Supplemental Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability unless the Trustee is offered indemnity satisfactory to it. This Section 6.05 shall be in lieu of Section 316(a)(1)(A) of the Trust Indenture Act and such Section 316(a)(1)(A) is hereby expressly excluded from this First Supplemental Indenture, as permitted by the Trust Indenture Act.

     SECTION 6.06 Limitation on Suits. A Securityholder may not pursue any remedy with respect to this First Supplemental Indenture or the 2007 Notes unless:

     (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

     (2) the Holders of at least 25% in aggregate principal amount of the 2007 Notes at the time outstanding make a written request to the Trustee to pursue the remedy;

     (3) such Holder or Holders offer to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

     (4) the Trustee does not comply with the request within 60 days after receipt of such notice, request and offer of security or indemnity; and

     (5) the Holders of a majority in aggregate principal amount of the 2007 Notes at the time outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.

     A Securityholder may not use this First Supplemental Indenture to prejudice the rights of any other Securityholder or to obtain a preference or priority over any other Securityholder.

     SECTION 6.07 Rights of Holders to Receive Payment. Notwithstanding any other provision of this First Supplemental Indenture, the right of any Holder to receive payment of the principal amount of the 2007 Notes plus accrued and unpaid interest in respect of the 2007 Notes held by such Holder, on or after the respective due dates expressed in the 2007 Notes or any Redemption Date, and to convert the 2007 Notes in accordance with Article IX, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected adversely without the consent of such Holder.

     SECTION 6.08 Collection Suit by Trustee. If an Event of Default described in Section 6.01(1) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount owing with respect to the 2007 Notes and the amounts provided for in Section 607 of the Original Indenture.

     SECTION 6.09 Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the 2007 Notes or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal amount of the 2007 Notes plus accrued and unpaid interest in respect of the 2007 Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise,

     (a) to file and prove a claim for the whole amount of the principal amount of the 2007 Notes plus accrued and unpaid interest and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel or any other amounts due the Trustee under Section 607 of the Original Indenture) and of the Holders allowed in such judicial proceeding, and

     (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607 of the Original Indenture.

     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the 2007 Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     SECTION 6.10 Priorities. If the Trustee collects any money pursuant to this
Article VI, it shall pay out the money in the following order:

     FIRST: to the Trustee for amounts due under Section 607 of the Original Indenture;

     SECOND: to Securityholders for amounts due and unpaid on the 2007 Notes for the principal amount of the 2007 Notes plus accrued and unpaid interest, ratably, without preference or priority of any kind, according to such amounts due and payable on the 2007 Notes; and

     THIRD: the balance, if any, to the Company.

     The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall mail to each Securityholder and the Company a notice that states the record date, the payment date and the amount to be paid.

     SECTION 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this First Supplemental Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This
Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the 2007 Notes at the time outstanding. This Section 6.11 shall be in lieu of Section 315(e) of the Trust Indenture Act and such Section 315(e) is hereby expressly excluded from this First Supplemental Indenture, as permitted by the Trust Indenture Act.

     SECTION 6.12 Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the principal amount of the 2007 Notes plus accrued and unpaid interest or any interest on such amounts, as contemplated herein, or which may affect the covenants or the performance of this First Supplemental Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                  ARTICLE VII

                                     TRUSTEE

     Section 605 of the Original Indenture is hereby amended, solely with respect to the 2007 Notes, by replacing it in its entirety, with the following:

     SECTION 7.01 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of 2007 Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Security Registrar, Conversion Agent or co-registrar may do the same with like rights. However, the Trustee must comply with Sections 608 and 613 of the Original Indenture.

                                  ARTICLE VIII

                                   AMENDMENTS

     Article Nine of the Original Indenture is hereby amended, solely with respect to the 2007 Notes, by replacing it with the following:

     SECTION 8.01 Without Consent of Holders. The Company and the Trustee may amend this First Supplemental Indenture or the 2007 Notes for one or more of the following purposes, without the consent of any Securityholder, so long as such changes, other than those in clauses (2) and (7), do not materially and adversely affect the interests of the Securityholder:

     (1) to cure any ambiguity, omission, defect or inconsistency provided that such modification or amendment does not, in the good faith opinion of the Company's Board of Directors and the Trustee, adversely affect the interests of the holders of the 2007 Notes in any material respect;

     (2) to make any modifications or amendments that do not, in the good faith opinion of the Company's Board of Directors (as communicated in writing to the Trustee), adversely affect the interests of the holders of the 2007 Notes in any material respect;

     (3) to comply with Article V;

     (4) to secure the Company's obligations or add any guarantee under the 2007 Notes and this First Supplemental Indenture;

     (5) to add Events of Default with respect to the 2007 Notes;

     (6)  to  add  to  the   Company's   covenants   for  the   benefit  of  the
Securityholders  or to surrender any right or power  conferred upon the Company;
or

     (7) to make any change necessary for the registration of the 2007 Notes under the Securities Act or to comply with the Trust Indenture Act, or any amendment thereto, or to comply with any requirement of the Commission in connection with the qualification of the First Supplemental Indenture under the Trust Indenture Act, provided that such modification or amendment does not, in the good faith opinion of the Company's Board of Directors (as communicated in writing to the Trustee), adversely affect the interests of the holders of the 2007 Notes in any material respect.

     SECTION 8.02 With Consent of Holders. With the written consent of the Holders of at least a majority in aggregate principal amount of the 2007 Notes at the time outstanding, the Company and the Trustee may amend this First Supplemental Indenture or the 2007 Notes. However, without the consent of each Securityholder affected, an amendment to this First Supplemental Indenture or the 2007 Notes may not:

     (1) reduce the interest rate referred to in paragraph 1 of the 2007 Notes or change the time for payment of interest thereon;

     (2) reduce the principal amount of or extend the Stated Maturity of any 2007 Note;

     (3) reduce the Redemption Price or Fundamental Change Purchase Price of any 2007 Note or change the time at which the 2007 Notes may be redeemed or repurchased;

     (4) make any payments on the 2007 Notes payable in currency or securities other than as stated in the 2007 Note;

     (5) make any change in the percentage of the principal amount of 2007 Notes necessary to waive compliance with the provisions of Section 6.04, Section 6.07 or this Section 8.02, except to increase any percentage set forth therein;

     (6) make any change that in the good faith judgment of the Company's Board of Directors (as communicated in writing to the Trustee) adversely affects the right to convert any 2007 Note in accordance with the terms thereof and this First Supplemental Indenture;

     (7) make any change that in the good faith judgment of the Company's Board of Directors (as communicated in writing to the Trustee) adversely affects the right to require the Company to purchase the 2007 Notes in accordance with the terms thereof and this First Supplemental Indenture;

     (8) impair a Holder's right to institute suit for the enforcement of any payment on the 2007 Notes;

     (9) waive a continuing default or Event of Default regarding any payment on the 2007 Notes; or

     (10) make any change that  adversely  effects  the  Holders'  rights  under
Section 3.08 and Article IX.

     It shall not be necessary for the consent of the Holders under this Section
8.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment under this Section 8.02 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment.

     SECTION 8.03 Compliance with Trust Indenture Act. Every supplemental indenture and amendment executed pursuant to this Article VIII shall comply with the Trust Indenture Act.

     SECTION 8.04 Revocation and Effect of Consents, Waivers and Actions. Until an amendment, waiver or other action by Holders becomes effective, a consent thereto by a Holder of a 2007 Note hereunder is a continuing consent by the Holder and every subsequent Holder of that 2007 Note or portion of the 2007 Note that evidences the same obligation as the consenting Holder's 2007 Note, even if notation of the consent, waiver or action is not made on the 2007 Note. However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder's 2007 Note or portion of the 2007 Note if the Trustee receives the notice of revocation before the date the amendment, waiver or action becomes effective. After an amendment, waiver or action becomes effective, it shall bind every Securityholder.

     SECTION 8.05 Notation on or Exchange of 2007 Notes. The 2007 Notes authenticated and delivered after the execution of any supplemental indenture or amendment pursuant to this Article VIII may, and shall if required by the Trustee, bear a notation in form approved by the Company and the Trustee as to any matter provided for in such supplemental indenture or amendment. If the Company shall so determine, new 2007 Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture or amendment may be prepared and executed by the Company and authenticated  and  delivered  by the Trustee in exchange for  outstanding  2007
Notes.

     SECTION 8.06 Trustee to Sign Supplemental Indentures. The Trustee shall sign any supplemental indenture or amendment authorized pursuant to this Article VIII if the amendment contained therein does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign such supplemental indenture or amendment. In signing such supplemental indenture or amendment the Trustee shall receive, and (subject to the provisions of Section 601 of the Original Indenture) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this First Supplemental Indenture.

     SECTION 8.07 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture or amendment under this Article VIII, this First
Supplemental Indenture shall be modified in accordance therewith, and such supplemental indenture or amendment shall form a part of this First Supplemental Indenture for all purposes; and every Holder of 2007 Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                                   ARTICLE IX

                                   CONVERSIONS

     SECTION 9.01 Conversion Privilege. A Holder of a 2007 Note may convert such 2007 Note into shares of Common Stock at any time during the period stated in Paragraph 8 of the 2007 Notes. The number of shares of Common Stock issuable upon conversion of a 2007 Note per $1,000 of principal amount thereof (the "Conversion Rate") shall be that set forth in Paragraph 8 of the 2007 Notes, subject to adjustment as herein set forth. The Company shall notify the Trustee of the date on which the 2007 Notes first become convertible, which certificate shall set forth the calculations on which such determination was made.

     A Holder may convert a portion of the principal amount of a 2007 Note if the portion converted is in a $1,000 principal amount or an integral multiple of $1,000. Provisions of this First Supplemental Indenture that apply to conversion of all of a 2007 Note also apply to conversion of a portion of a 2007 Note.

     In the event that the Ex-Dividend Time (as defined below) (or in the case of a subdivision, combination or reclassification, the effective date with respect thereto) with respect to a dividend, subdivision, combination or reclassification to which Section 9.06(1), (2), (3) or (4) applies occurs during the period applicable for calculating "Average Sale Price" pursuant to the definition in Section 9.07, "Average Sale Price" shall be calculated for such period in a manner determined by the Board of Directors to reflect the impact of such dividend, subdivision, combination or reclassification on the Sale Price of the shares of Common Stock during such period.

     "Time of Determination" means the time and date of the earlier of (i) the determination of stockholders entitled to receive rights, warrants or options or a distribution, in each case, to which Section 9.07 or 9.08 applies and (ii) the time ("Ex-Dividend Time") immediately prior to the commencement of "ex-dividend" trading for such rights, warrants or options or distribution on the NYSE or such other U.S. national or regional exchange or market on which the shares of Common Stock are then listed or quoted.

     SECTION 9.02 Conversion Procedure. To convert a 2007 Note a Holder must satisfy the requirements in Paragraph 8 of the 2007 Notes. The first Business Day on which the Holder satisfies all those requirements and submits such Holder's 2007 Notes for conversion is the conversion date (the "Conversion Date").

     As soon as practicable after the Conversion Date, the Company shall deliver to the Holder, through the Conversion Agent, a certificate for the number of full shares of Common Stock issuable upon the conversion or exchange and cash in lieu of any fractional share determined pursuant to Section 9.03. The person in whose name the certificate is registered shall be treated as a shareholder of record as of the close of business on the Conversion Date. Upon conversion of a 2007 Note in its entirety, such person shall no longer be a Holder of such 2007 Note.

     No payment or adjustment will be made for dividends on, or other distributions with respect to, any shares of Common Stock except as provided in this Article IX. On conversion of a 2007 Note, except as provided below with respect to cash interest payable on 2007 Notes or portions thereof converted after a Regular Record Date and those called for redemption, that portion of accrued and unpaid cash interest on the converted 2007 Notes attributable to the period from the most recent Interest Payment Date through the Conversion Date shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the shares of Common Stock (together with the cash payment, if any, in lieu of fractional shares) for the 2007 Note being converted pursuant to the provisions hereof. The Company will not adjust the conversion rate to account for accrued interest, if any. If the Holder converts more than one 2007 Note at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the total principal amount of the 2007 Notes converted.

     The 2007 Notes or portions thereof surrendered for conversion during the period from the close of business on any date on which cash interest accrues to the opening of business on the date on which such cash interest is payable shall (unless such 2007 Notes or portions thereof have been called for redemption on a Redemption Date within such period) be accompanied by payment to the Company or its order, in New York Clearing House funds or other funds acceptable to the Company, of an amount equal to the cash interest payable on such cash interest payment date on the principal amount of the 2007 Notes or portions thereof being surrendered for conversion.

     If the last day on which a 2007 Note may be converted is a Legal Holiday, the 2007 Note may be surrendered on the next succeeding day that is not a Legal Holiday.

     Upon surrender of a 2007 Note that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new 2007 Note in an authorized denomination equal in principal amount to the unconverted portion of the 2007 Note surrendered.

     SECTION 9.03 Fractional Shares. The Company will not issue fractional shares of Common Stock upon conversion of a 2007 Note. Instead, the Company will pay cash based on the current market value for all fractional shares. The current market value of a fractional share shall be determined, to the nearest 1/1,000th of a share, by multiplying the Sale Price on the last trading day immediately prior to the Conversion Date, of a full share of Common Stock by the fractional amount and rounding the product to the nearest whole cent. It is understood that if a Holder elects to have more than one 2007 Note converted, the number of shares of Common Stock shall be based on the aggregate principal amount of 2007 Notes to be converted.

     SECTION 9.04 Taxes on Conversion. If a Holder submits a 2007 Note for conversion, the Company shall pay all stamp and all other duties, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulations.

     SECTION 9.05 Company to Provide Stock. The Company shall, prior to issuance of any 2007 Notes under this Article IX, and from time to time as may be necessary, reserve out of its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock to permit the conversion of the 2007 Notes.

     All shares of Common Stock delivered upon conversion of the 2007 Notes shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable, and shall be free from preemptive rights and free of any lien or adverse claim. The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of 2007 Notes, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or in the over-the-counter market or such other market on which the shares of Common Stock are then listed or quoted.

     SECTION 9.06 Adjustment for Change in Capital Stock.

     If, after the Issue Date of the 2007 Notes, the Company:

     (1) pays a dividend or makes another distribution to all holders of the its Common Stock payable exclusively in shares of its Common Stock;

     (2) subdivides the outstanding shares of its Common Stock into a greater number of shares of Common Stock;

     (3) combines the outstanding shares of its Common Stock into a smaller number of shares of Common Stock; or

     (4) issues by reclassification of its Common Stock any shares of Capital Stock,

then the conversion privilege and the Conversion Rate in effect immediately prior to such action shall be adjusted so that the Holder of a 2007 Note thereafter converted may receive the number of shares of Capital Stock of the Company which such Holder would have owned immediately following such action if such Holder had converted the 2007 Note immediately prior to the record date for such action.

     The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

     If after an adjustment a Holder of a 2007 Note upon conversion of such 2007 Note may receive shares of two or more classes of Capital Stock of the Company, the Conversion Rate shall thereafter be subject to adjustment upon the occurrence of an action taken with respect to any such class of Capital Stock as is contemplated by this Article IX with respect to the shares of Common Stock, on terms comparable to those applicable to shares of Common Stock in this
Article IX.

     SECTION 9.07 Adjustment for Rights Issue

     Except as provided in Section 9.11, if after the Issue Date of the 2007 Notes, the Company distributes any rights or warrants to all holders of shares of its Common Stock entitling them to purchase, for a period expiring within 60 days, shares of Common Stock at a price per share less than the Average Sale Price as of the Time of Determination, unless the Securityholders may participate in the distribution without conversion on a basis and with the notice that the Company's Board of Directors determines to be fair and appropriate, the Conversion Rate shall be adjusted in accordance with the formula:

                  R'  =  R  x        (O + N)
                               -------------------
                               (O + (N x P)/M)

                  where:

                  R' =     the adjusted Conversion Rate.

                  R  =     the current Conversion Rate.

                  O = the number of shares of Common Stock outstanding on the record date for the distribution to which this
                           Section 9.07 is being applied.

                  N = the number of additional shares of Common Stock offered pursuant to the distribution.

                  P = the offering price per share of the additional shares.

                  M = the Average Sale Price, minus, in the case of (i) a distribution to which Section 9.06(4) applies or (ii) a distribution to which Section 9.08 applies, for which, in each case, (x) the record date shall occur on or before the record date for the distribution to which this Section 9.07 applies and (y) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this Section 9.07 applies, the fair market value (on the record date for the distribution to which this Section 9.07 applies) of the

                    (1) Capital Stock of the Company distributed in respect of each share of Common Stock in such Section 9.06(4) distribution and

                    (2) the Company's debt, securities or assets or certain rights, warrants or options to purchase securities of the Company distributed in respect of each share of Common Stock in such Section 9.08 distribution.

     The Board of Directors of the Company shall determine fair market values for the purposes of this Section 9.07.

     "Average Sale Price" means the average of the Sale Prices of the shares of Common Stock for the shorter of:

          (i) 30 consecutive trading days ending on the last full trading day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Sale Price is being calculated;

          (ii) the period (x) commencing on the date next succeeding the first public announcement of (a) the issuance of rights, warrants or options or
     (b) the distribution, in each case, in respect of which the Average Sale Price is being calculated and (y) proceeding through the last full trading day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Sale Price is being calculated (excluding days within such period, if any, which are not trading days); or

          (iii) the period, if any, (x) commencing on the date next succeeding the Ex-Dividend Time with respect to the next preceding (a) issuance of rights, warrants or options or (b) distribution, in each case, for which an adjustment is required by the provisions of Section 9.07, 9.08 or 9.09 and
     (y) proceeding through the last full trading day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Sale Price is being calculated (excluding days within such period, if any, which are not trading days).

     In the event that the Ex-Dividend Time (or in the case of a subdivision, combination or reclassification, the effective date with respect thereto) with respect to a dividend, subdivision, or combination or reclassification to which
Section 9.06(1), (2), (3) or (4) applies occurs during the period applicable for calculating "Average Sale Price" pursuant to the definition in the preceding sentence, "Average Sale Price" shall be calculated for such period in a manner determined by the Board of Directors of the Company to reflect the impact of such dividend, subdivision, combination or reclassification on the Sale Price of the shares of Common Stock during such period.

     The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the rights, warrants or options to which this Section 9.07 applies. If all of the shares of Common Stock subject to such rights, warrants or options have not been issued when such rights, warrants or options expire, then the Conversion Rate shall promptly be readjusted to the Conversion Rate which would then be in effect had the adjustment upon the issuance of such rights, warrants or options been made on the basis of the actual number of shares of Common Stock issued upon the exercise of such rights, warrants or options.

     No adjustment shall be made under this Section 9.07 if the application of the formula stated above in this Section 9.07 would result in a value of R' that is equal to or less than the value of R.

     SECTION 9.08 Adjustment for Other Distributions

     (a) Except as provided in Section 9.11, if, after the Issue Date of the 2007 Notes, the Company distributes to all holders of its shares of Common Stock any of its debt, securities or assets, excluding distributions of Capital Stock or equity interests referred to in Section 9.08(b), or any rights, warrants or options to purchase securities of the Company (including securities or cash, but excluding (x) distributions of Capital Stock referred to in Section 9.06 and distributions of rights, warrants or options referred to in Section 9.07 and (y) payments made to redeem rights issued under any present or future rights agreement of the Company and (z) cash dividends or other cash distributions that do not exceed the per share amount of the immediately preceding regular cash dividend on the Common Stock and other cash dividends or distributions unless such other cash dividends or cash distributions are Extraordinary Cash
Dividends) and unless the Holders of 2007 Notes may participate in the distribution without conversion, the Conversion Rate shall be adjusted, subject to the provisions of Section 9.08(c), in accordance with the formula:

                  R' =   R x M
                         -----
                         (M - F)

                  where:

                  R' =     the adjusted Conversion Rate.

                  R =      the current Conversion Rate.

                  M =      the Average Sale Price

                  F = the fair market value (on the record date for the distribution to which this Section 9.08(a) applies) of the assets, securities, rights, warrants or options to be distributed in respect of each share of Common Stock in the distribution to which this

                           Section 9.08(a) is being applied (including, in the case of cash dividends or other cash distributions giving rise to an adjustment, all such cash distributed concurrently).

     For purposes of this Section 9.08(a), the term "Extraordinary Cash Dividend" shall mean all all-cash distributions to all or substantially all holders of the Company's Common Stock made within the 365 days preceding the Time of Determination (or the period from July 8, 2002 to the Time of Determination if such period is shorter than 365 days) not triggering a Conversion Rate adjustment (other than payments made to redeem rights issued under any present or future rights agreement of the Company and cash dividends or other cash distributions that do not exceed the per share amount of the immediately preceding regular cash dividend on the Common Stock), to the extent such aggregate amount exceeds an amount equal to 12.5% of the Sale Price of the Company's Common Stock on the Business Day immediately preceding the day on which the Company declares the distribution times the number of shares of Common Stock outstanding on such day.

     If, upon the date prior to the Ex-Dividend Time with respect to a cash dividend on the shares of Common Stock, the aggregate amount of such cash dividend together with the amounts of all cash dividends and distributions referred to in the definition of Extraordinary Cash Dividend gives rise to an adjustment of the Conversion Rate, then such cash dividend together with all such other cash dividends and distributions shall, for purposes of applying the formula set forth above in this Section 9.08(a), cause the value of "F" to equal
(y) the aggregate amount of such cash dividend and other cash dividends and distributions, minus (z) the aggregate amount of all cash dividends or other cash distributions during the preceding 365 days for which an adjustment in the Conversion Rate was previously made.

     (b) If, after the Issue Date of the 2007 Notes, the Company pays a dividend or makes a distribution to all holders of its Common Stock consisting of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Company, the Conversion Rate shall be adjusted in accordance with the formula:

                  R'  =    R x (1 + F/M)

where:

                  R' =     the adjusted Conversion Rate.

                  R  =     the current Conversion Rate.

                  M  =     the average of the Post-Distribution Prices of the
                           Common Stock for the 10 trading days commencing on and including the fifth trading day after the date on which "ex-dividend trading" commences for such dividend or distribution on the principal United
                           States exchange or market which such securities are then listed or quoted (the "Ex-Dividend Date").

                  F  =     the fair market value of the securities distributed
                           in respect of each share of Common Stock in the distribution to which this Section 9.08(b) applies, which shall be determined by multiplying the number of securities so distributed in respect of each share of Common Stock by the average of the Post-Distribution Prices of those securities for the 10 trading days commencing on and including the fifth trading day after the Ex-Dividend Date.

     "Post-Distribution Price" of Capital Stock or any similar equity interest on any date means the closing per unit sale price (or, if no closing per unit sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date for trading of such units on a "when issued" basis without due bills (or similar concept) as reported in the composite transactions for the principal United States securities exchange on which such Capital Stock or equity interest is traded or, if the Capital Stock or equity interest, as the case may be, is not listed on a United States national or regional securities exchange, as reported by the Nasdaq System or by the National Quotation Bureau Incorporated; provided that if on any date such units have not traded on a "when issued" basis, the Post-Distribution Price shall be the closing per unit sale price (or, if no closing per unit sale price is reported, the average of the bid and ask prices per unit or, if more than one in either case, the average of the average bid and the average ask prices per unit) on such date for trading of such units on a "regular way" basis without due bills (or similar concept) as reported in the composite transactions for the principal United States securities exchange on which such Capital Stock or equity interest is traded or, if the Capital Stock or equity interest, as the case may be, is not listed on a United States national or regional securities exchange, as reported by the Nasdaq System or by the National Quotation Bureau Incorporated. In the absence of such quotation, the Company shall be entitled to determine the Post-Distribution Price on the basis of such quotations which reflect the post-distribution value of the Capital Stock or equity interests as it considers appropriate.

     (c) In the event that, with respect to any distribution to which Section 9.08(a) would otherwise apply, the difference "M-F" as defined in the formula set forth in Section 9.08(a) is less than $1.00 or "F" is equal to or greater than "M", then the adjustment provided by Section 9.08(a) shall not be made and in lieu thereof the provisions of Section 9.15 shall apply to such distribution.

     SECTION 9.09 Adjustment for Self Tender Offer. If, after the Issue Date of the 2007 Notes, the Company or any Subsidiary of the Company pays holders of the Company's Common Stock in respect of a tender or exchange offer, other than an odd-lot offer, by the Company or any of its Subsidiaries for the Company's Common Stock consideration per share of Common Stock having a fair market value, as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive, in excess of 110% of the Sale Price of the Common Stock as of the first Business Day (the "Measurement Date") next succeeding the last Business Day tenders or exchanges may be made pursuant to the offer (the "Expiration Time"), the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the effectiveness of the Conversion Rate adjustment contemplated by this Section 9.09 by a fraction, the numerator of which shall be the sum of (x) the fair market value of the aggregate consideration payable to stockholders based on the acceptance of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time up to the maximum specified in the tender or exchange offer (the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Sale Price of a share of Common Stock on the Measurement Date, and the denominator of which shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time (including the Purchased Shares) multiplied by the Sale Price of one share of Common Stock on the Measurement Date. Such reduction shall become effective immediately prior to the opening of business on the day following the Measurement Date.

     SECTION 9.10 When Adjustment May Be Deferred. No adjustment in the Conversion Rate under Section 9.06, 9.07, 9.08 or 9.09 need be made unless the adjustment, as determined by the Company, would require an increase or decrease of at least 1% in the Conversion Rate. Any adjustments that are not made pursuant to this Section 9.10 shall be carried forward and taken into account in any subsequent adjustment.

     All calculations under this Article IX shall be made to the nearest cent or to the nearest 1/1,000th of a share, as the case may be.

     SECTION 9.11 When No Adjustment Required. No adjustment to the Conversion Rate need be made as a result of:

     (1) (i) the issuance of the rights; (ii) the distribution of separate certificates representing the rights; (iii) the exercise or redemption of the rights in accordance with any rights agreement; or (iv) the termination or invalidation of the rights, in each case, pursuant to the Company's existing stockholders rights plan, as amended, modified, or supplemented from time to time or any newly adopted stockholders rights plans;

     (2) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any plan;

     (3) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries; or

     (4) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date the 2007 Notes were first issued.

     To the extent the 2007 Notes become convertible pursuant to this Article IX in whole or in part into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

     SECTION 9.12 Notice of Adjustment. Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Holders a notice of the adjustment. The Company shall file with the Trustee and the Conversion Agent such notice briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct.

Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.

     SECTION 9.13 Voluntary Increase. The Company from time to time may increase the Conversion Rate by any amount at any time for at least 20 days, so long as the increase is irrevocable during such period. Whenever the Conversion Rate is so increased, the Company shall mail to Securityholders and file with the Trustee and the Conversion Agent a notice of the increase. The Company shall mail the notice at least 15 days before the date the increased Conversion Rate takes effect. The notice shall state the increased Conversion Rate and the period it will be in effect. A voluntary increase of the Conversion Rate does not change or adjust the Conversion Rate otherwise in effect for purposes of
Section 9.06, 9.07 or 9.08.

     SECTION 9.14 Notice of Certain Transactions. If:

     (1) the Company takes any action that would require an adjustment in the Conversion Rate pursuant to Section 9.06, 9.07, 9.08 or 9.09 (unless no adjustment is to occur pursuant to Section 9.11); or

     (2) the Company takes any action that would require a supplemental indenture pursuant to Section 9.15; or

     (3) there is a liquidation or dissolution of the Company;

     then the Company shall mail to Holders and file with the Trustee and the Conversion Agent a notice stating the proposed record date for a dividend, distribution or subdivision or the proposed effective date of a combination, reclassification, consolidation, merger, binding share exchange, transfer, liquidation or dissolution. The Company shall file and mail the notice at least 15 days before such date. Failure to file or mail the notice or any defect in it shall not affect the validity of the transaction.

     SECTION 9.15 Reorganization of Company; Special Distributions. If the Company is a party to a transaction subject to Section 5.01 (other than a sale of all or substantially all of the assets of the Company in a transaction in which the holders of shares of Common Stock immediately prior to such transaction do not receive securities, cash or other assets of the Company or any other person) or a merger or binding share exchange which reclassifies or changes its outstanding shares of Common Stock, the person obligated to deliver securities, cash or other assets upon conversion of 2007 Notes shall enter into a supplemental indenture. If the issuer of securities deliverable upon conversion of 2007 Notes is an Affiliate of the successor Company, that issuer shall join in the supplemental indenture.

     The supplemental indenture shall provide that the Holder of a 2007 Note may convert it into the kind and amount of securities, cash or other assets which such Holder would have received immediately after the consolidation, merger, binding share exchange or transfer if such Holder had converted the 2007 Note immediately before the effective date of the transaction, assuming (to the extent applicable) that such Holder (i) was not a constituent person or an Affiliate of a constituent person to such transaction; (ii) made no election with respect thereto; and (iii) was treated alike with the plurality of non-electing Holders. The supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Article IX. The successor Company shall mail to Securityholders a notice briefly describing the supplemental indenture.

     If this Section applies, neither Section 9.06 nor 9.07 applies.

     If the Company makes a distribution to all holders of its shares of Common Stock of any of its assets, or debt securities or any rights, warrants or options to purchase securities of the Company that, but for the provisions of the last paragraph of Section 9.08, would otherwise result in an adjustment in the Conversion Rate pursuant to the provisions of Section 9.08, then, from and after the record date for determining the holders of shares of Common Stock entitled to receive the distribution, a Holder of a 2007 Note that converts such 2007 Note in accordance with the provisions of this First Supplemental Indenture shall upon such conversion be entitled to receive, in addition to the shares of Common Stock into which the 2007 Note is convertible, the kind and amount of securities, cash or other assets comprising the distribution that such Holder would have received if such Holder had converted the 2007 Note immediately prior to the record date for determining the holders of shares of Common Stock entitled to receive the distribution.

     SECTION 9.16 Company Determination Final. Any determination that the Company or the Board of Directors makes pursuant to Section 9.03, 9.06, 9.07, 9.08, 9.09, 9.10, 9.11, 9.15 or 9.17 is conclusive, absent manifest error.

     SECTION 9.17 Trustee's Adjustment Disclaimer. The Trustee has no duty to determine when an adjustment under this Article IX should be made, how it should be made or what it should be. The Trustee has no duty to determine whether a supplemental indenture under Section 9.15 need be entered into or whether any provisions of any supplemental indenture are correct. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of the 2007 Notes. The Trustee shall not be responsible for the Company's failure to comply with this Article IX. Each Conversion Agent shall have the same protection under this Section 9.17 as the Trustee. All calculations required under Article IX shall be performed by the Company, with notice thereof to the Trustee.

     SECTION 9.18 Simultaneous Adjustments. In the event that this Article IX requires adjustments to the Conversion Rate under more than one of Sections 9.06(4), 9.07 or 9.08, and the record dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section 9.06, second, the provisions of Section 9.08 and, third, the provisions of Section 9.07.

     SECTION 9.19 Successive Adjustments. After an adjustment to the Conversion Rate under this Article IX, any subsequent event requiring an adjustment under this Article IX shall cause an adjustment to the Conversion Rate as so adjusted.

                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS

     SECTION 10.01 Recitals by Company. The recitals in this First Supplemental Indenture are made by the Company and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of 2007 Notes and of this First Supplemental Indenture as fully and with like effect as if set forth herein in full.

     SECTION 10.02 Notices. Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by guaranteed overnight courier) to the following facsimile numbers:

         if to the Company:

         Mirant Corporation.
         1155 Perimeter Center West
         Suite 100
         Atlanta, Georgia  30338
         Attn:  President
         Facsimile No. (678) 579-5001

         if to the Trustee:

         Deutsche Bank Trust Company Americas
         c/o Deutsche Bank Services New Jersey, Inc.
         100 Plaza One
         Jersey City, New Jersey  07311

         Telephone No. (201) 593-6823
         Facsimile No. (201) 593-6420
         Attention:  Manager, Project Finance Group

     The Company or the Trustee by notice given to the other in the manner provided above may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication given to a Securityholder shall be mailed to the Securityholder, by first-class mail, postage prepaid, at the Securityholder's address as it appears on the registration books of the Security Register and shall be sufficiently given if so mailed within the time prescribed.

     Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

     If the Company mails a notice or communication to the Securityholders, it shall mail a copy to the Trustee and each Security Registrar, Paying Agent, Conversion Agent or co-registrar.

     SECTION  10.03  Provisions  of  Original  Indenture  Not  Applicable.   The
provisions of Article Four and Article Twelve of the Original Indenture shall not apply to the 2007 Notes.

     SECTION 10.04 Ratification and Incorporation of Original Indenture. As supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this First Supplemental Indenture shall be read, taken and construed as one and the same instrument.

     SECTION 10.05 Executed in Counterparts. This First Supplemental Indenture may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

     SECTION 10.06 Communication by Holders with Other Holders. Securityholders may communicate pursuant to Trust Indenture Act Section 312(b) with other Securityholders with respect to their rights under this First Supplemental Indenture or the 2007 Notes. The Company, the Trustee, the Security Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of Trust Indenture Act Section 312(c).

     SECTION 10.07 Rules by Trustee, Paying Agent, Conversion Agent and Security Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Security Registrar, the Conversion Agent and the Paying Agent may make reasonable rules for their functions.

     SECTION 10.08 GOVERNING LAW. THIS FIRST SUPPLEMENTAL INDENTURE AND EACH 2007 NOTE ISSUED HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                  IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officers, all as of the day and year first above written.

                                MIRANT CORPORATION


                                By:
                                 -----------------------------------------------
                                      Name:
                                      Title:



                                DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee


                                By:
                                 -----------------------------------------------
                                      Name:
                                      Title:

                                                                    EXHIBIT A

                        [FORM OF FACE OF GLOBAL SECURITY]

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                               MIRANT CORPORATION

                     5.75% Convertible Senior Notes due 2007

No.                                                   CUSIP:  604675AC2
Issue Date:  July 8, 2002
Issue Price:  100% of principal amount

     MIRANT CORPORATION,  a Delaware corporation,  promises to pay to Cede & Co.
or   registered   assigns,   the   principal   amount  of   [__________________]
($___________) on July 15, 2007.

     This Security shall bear interest at a rate of 5.75% per year except as specified on the other side of this Security. This Security is convertible as specified on the other side of this Security.

     Additional provisions of this Security are set forth on the other side of this Security.

Dated:                               MIRANT CORPORATION

                                     By: __________________________________
                                            Name:
                                            Title:


[Seal]

                                     Attest: _____________________
                                                 Name:
                                                 Title:



TRUSTEE'S CERTIFICATE OF AUTHENTICATION

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee, certifies that this is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.


By     __________________________________
                   Authorized Signatory

Dated:

                      [FORM OF REVERSE OF GLOBAL SECURITY]

                     5.75% Convertible Senior Notes due 2007


1.       Interest.

                  Except as provided below, this Security shall bear interest at a rate of 5.75% per year from July 8, 2002 or from the most recent Interest Payment Date (as defined below) to which payment has been paid or duly provided for, payable semiannually in arrears on January 15 and July 15 of each year (each an "Interest Payment Date") to the persons in whose names the Securities are registered at the close of business on January 1 and July 1 (each a "Regular Record Date") (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Interest on the Securities will be computed on the basis of a 360-day year comprised of twelve 30-day months.

                  Cash interest on Securities converted after a record date, but prior to the corresponding Interest Payment Date, will be paid to the Holder of the Securities on the Regular Record Date but, upon conversion, the Holder must pay the Company the cash interest which has accrued and will be paid on such Interest Payment Date. No such payment needs to be made with respect to Securities that will be redeemed after a Regular Record Date and prior to the corresponding Interest Payment Date.

                  If the principal amount of a Security, plus accrued and unpaid interest or any portion thereof, is not paid when due (whether upon acceleration pursuant to Section 6.02 of the First Supplemental Indenture (as defined below), upon the date set for payment of the Redemption Price pursuant to Paragraph 5 hereof, upon the date set for payment of the Fundamental Change Purchase Price pursuant to Paragraph 6 hereof, or upon the Stated Maturity of this Security), then, in each such case, the overdue amount shall, to the extent permitted by law, bear interest at a rate of 5.75% per year, compounded semi-annually, which interest shall accrue from the date such overdue amount was originally due to the date of payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand and shall be based on a 360-day year comprised of twelve 30-day months.

2.       Method of Payment.

                  Subject to the terms and conditions of the Indenture, the Company will make payments in cash in respect of Redemption Prices, Fundamental Change Purchase Prices and at Stated Maturity to Holders who surrender Securities to the Paying Agent to collect such payments in respect of the Securities. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money.

3.       Paying Agent, Conversion Agent and Security Registrar.

                  Initially, Deutsche Bank Trust Company Americas (the "Trustee") will act as Paying Agent, Conversion Agent and Security Registrar. The Company may appoint and change any Paying Agent, Conversion Agent or

Security Registrar without notice, other than notice to the Trustee; provided that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent or Security Registrar.

4.       Indenture.

                  This Security is one of a duly authorized issue of Senior Notes of the Company (the "Securities") issued and issuable in one or more series under an Indenture, dated as of July 8, 2002, as supplemented by the First Supplemental Indenture (the "First Supplemental Indenture") dated as of July 8, 2002 (collectively, the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time (the "TIA"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms. To the extent any provisions of this Security and the Indenture conflict, the provisions of the Indenture shall control.

                  The Securities are senior unsecured obligations of the Company limited to $425,500,000 aggregate principal amount subject to increase as provided for in the Indenture. The Indenture does not limit other indebtedness of the Company, secured or unsecured.

5.       Redemption at the Option of the Company.

                  No sinking fund is provided for the Securities. The Securities are redeemable at the option of the Company in whole or in part, at any time or from time to time, on or after July 20, 2005 upon not less than 30 nor more than 60 days' notice by mail for a cash price equal to 100% of the principal amount of the Securities to be redeemed plus accrued and unpaid cash interest, if any, to the Redemption Date (the "Redemption Price").

6.       Purchase By the Company at the Option of the Holder.

                  At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to offer to purchase the Securities held by such Holder within 30 days (which purchase shall occur 45 days after the date of such offer) after the occurrence of a Fundamental Change for a Fundamental Change Purchase Price equal to 100% of the principal amount of the Securities to be redeemed plus accrued and unpaid cash interest, if any, to the Fundamental Change Purchase Date, which Fundamental Change Purchase Price shall be paid in cash.

                  Holders have the right to withdraw any Fundamental Change Purchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

                  If cash sufficient to pay the Fundamental Change Purchase Price of all Securities or portions thereof to be purchased on the Fundamental Change Purchase Date is deposited with the Paying Agent on the Business Day following the Fundamental Change Purchase Date, interest ceases to accrue on such Securities or portions thereof immediately after such Fundamental Change Purchase Date, and the Holder thereof shall have no other rights as such other than the right to receive the Fundamental Change Purchase Price upon surrender of such Security.

7.       Notice of Redemption.

                  Notice of redemption pursuant to Paragraph 5 of this Security will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price of all Securities or portions thereof to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, interest ceases to accrue on such Securities or portions thereof immediately after such Redemption Date. Securities in denominations larger than $1,000 of principal amount may be redeemed in part but only in integral multiples of $1,000 of principal amount.

8.       Conversion.

                  A Holder of a Security may convert it into Common Stock at any time before the close of business on July 14, 2007. A Holder may also surrender for conversion a Security or portion of a Security which has been called for redemption pursuant to Paragraph 5 hereof, and such Securities may be surrendered for conversion until the close of business on the day that is two Business Days prior to the Redemption Date.

                  In the event that the Conversion Rate must be adjusted because the Company declares a dividend or distribution described in Section 9.07 of the First Supplemental Indenture or a dividend or a distribution described in
Section 9.08(a) of the First Supplemental Indenture where the fair market value of such dividend or distribution per share of Common Stock, as determined in the Indenture, exceeds 12.5% of the Sale Price of a share of Common Stock as of the Business Day prior to the date of declaration for such distribution, unless the Holder may participate in this distribution without conversion, the Securities may be surrendered for conversion beginning on the date the Company gives notice to the Holders of such right, which shall be not less than 20 days prior to the Ex-Dividend Time for such dividend or distribution and the Securities may be surrendered for conversion at any time thereafter until the close of business on the Business Day prior to the Ex-Dividend Time or until the Company announces that such distribution will not take place.

                  Finally, in the event the Company is a party to a consolidation, merger or binding share exchange pursuant to which the shares of Common Stock would be converted into cash, securities or other property as set forth in Section 9.15 of the First Supplemental Indenture, the Securities may be surrendered for conversion at any time from and after the date which is 15 days prior to the date the Company announces as the anticipated effective time until 15 days after the actual date of such transaction.

                  A Security in respect of which a Holder has delivered a Fundamental Change Purchase Notice exercising the option of such Holder to require the Company to purchase such Security may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture.

                  The initial Conversion Rate is 131.9888 shares of Common Stock per $1,000 principal amount of Securities, subject to adjustment in certain events described in the First Supplemental Indenture. A Holder that surrenders Securities for conversion will receive cash or a check in lieu of any fractional shares of Common Stock.

                  To surrender a Security for conversion, a Holder must (1) complete and manually sign the irrevocable conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the Security to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents and (4) pay any transfer or similar tax, if required.

                  A Holder may convert a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment will be made for dividends on the shares of Common Stock except as provided in the Indenture. Except as provided in Paragraph 1 hereof, on conversion of a Security, the Holder will not receive any cash payment representing accrued interest with respect to the converted Securities. Instead, upon conversion the Company will deliver to the Holder a fixed number of shares of Common Stock and any cash payment to account for fractional shares. Accrued interest will be deemed paid in full rather than canceled, extinguished or forfeited. The Company will not adjust the Conversion Rate to account for accrued interest.

                  The Conversion Rate will be adjusted as provided in Article IX of the First Supplemental Indenture. The Company may increase the Conversion Rate for at least 20 days, so long as the increase is irrevocable during such period.

                  If the Company is a party to a consolidation, merger or binding share exchange or a transfer of all or substantially all of its assets, or upon certain distributions described in the Indenture, then at the effective time of the transaction the right to convert a Security into shares of Common Stock may be changed into a right to convert it into securities, cash or other assets of the Company or another person.

9.       Conversion Arrangement on Call for Redemption

                  Any Securities called for redemption, unless surrendered for conversion before the close of business on the day that is two Business Days prior to the Redemption Date, may be deemed to be purchased from the Holders of such Securities at an amount not less than the Redemption Price, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Securities from the Holders, to convert them into shares of Common Stock and to make payment for such Securities to the Trustee in trust for such Holders.

10.      Denominations; Transfer; Exchange.

                  The Securities are in fully registered form, without coupons, in denominations of $1,000 of principal amount and integral multiples of $1,000. A Holder may transfer or exchange the Securities in accordance with the Indenture. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Security Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities in respect of which a Fundamental Change Purchase Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

11.      Persons Deemed Owners.

                  The registered Holder of this Security may be treated as the owner of this Security for all purposes.

12.      Unclaimed Money or Securities.

                  The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

13.      Amendment; Waiver.

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities at the time outstanding and (ii) certain Defaults may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Securities at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Securities so long as such changes, other than those in clause (ii) below, do not materially and adversely affect the interest of the Holders, among other things, (i) to cure any ambiguity, omission, defect or inconsistency, provided that such modification or amendment does not in the good faith opinion of the Company's Board of Directors (as communicated in writing to the Trustee) adversely affect the interests of the holders of the Securities in any material respect, (ii) to comply with Article V or Section
9.14 of the First Supplemental Indenture, (iii) to secure the Company's obligations or to add any guarantee under the Securities and the Indenture; (iv) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred upon the Company, (v) to make any change necessary for the registration of the Securities under the Securities Act or to comply with the TIA, or any amendment thereto, or to comply with any requirement of the Commission in connection with the qualification of the Indenture under the TIA, provided that such modification or amendment does not, in the good faith opinion of the Company's Board of Directors (as communicated in writing to the Trustee), adversely affect the interests of the holders of the Securities in any material respect, (vi) to provide for uncertificated Securities in addition to or in place of certificated Securities or to provide for bearer Securities or
(vii) to make any modifications or amendments that do not, in the good faith opinion of the Company's Board of Directors (as communicated in writing to the Trustee), adversely affect the interests of the Holders of the Securities in any material respect.

14.      Defaults and Remedies.

                  Under the Indenture, Events of Default include (i) default in payment of the principal amount of the Securities plus accrued and unpaid interest when the same becomes due and payable at Stated Maturity, upon redemption, upon declaration, when due for purchase by the Company or otherwise,
(ii) default in the payment of any cash interest, when due and payable, subject to lapse of time, (iii) failure by the Company to comply in any material respect with other agreements or covenants in the Indenture or the Securities, subject to notice and lapse of time; (iv) failure by the Company to deliver shares of Common Stock upon the election by the Holders to convert their Securities, subject to lapse of time; and (v) certain events of bankruptcy, insolvency and reorganization of the Company.

                  Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from the Holders notice of any continuing Default (except a Default in payment of amounts specified in clause (ii) above) if it determines that withholding notice is in their interests.

15.      Trustee Dealings with the Company.

                  Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.      Calculations in Respect of Securities.

                  The Company will be responsible for making all calculations called for under the Securities. These calculations include, but are not limited to, determination of the market prices for the Common Stock and accrued interest payable on the Securities. Any calculations made in good faith and without manifest error will be final and binding on Holders of the Securities. The Company will be required to deliver to the Trustee a schedule of its calculations and the Trustee will be entitled to rely upon the accuracy of such calculations without independent verification. The Trustee will forward the Company's calculations to any Holder of the Securities upon the request of such Holder.

17.      No Recourse Against Others.

                  A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

18.      Authentication.

                  This Security shall not be valid until an authorized signatory of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Security.

19.      Abbreviations.

                  Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

20.       GOVERNING LAW.

                  THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THIS SECURITY.

                  The Company will furnish to any Holder upon written request and without charge a copy of the Indenture which has in it the text of this Security. Requests may be made to:

                  Mirant Corporation
                  1155 Perimeter Center West
                  Suite 100
                  Atlanta, Georgia  30338
                  Attn:  Corporate Secretary


                ASSIGNMENT FORM                           CONVERSION NOTICE

To assign this Security, fill in the form below:          To convert this Security into Common Stock
                                                          of the Company, check the box [   ]

I or we assign and transfer this Security to              To convert only part of this Security,
_________________________                                 state the principal amount to be converted
_________________________                                 (which must be $1,000 or an integral
(Insert assignee's soc. sec. or tax ID no.)               multiple of $1,000):
-------------------------
_________________________                                 If you want the stock certificate made out
_________________________                                 in another person's name fill in the form
(Print or type assignee's name, address and zip           below:
code)                                                     _________________________
and irrevocably appoint                                   (Insert the other person's soc. sec. tax
                                                          ID no.)
____________________ agent to transfer this
                                       7

Security on the books of the Company.  The                __________________________
agent may substitute another to act for him.              __________________________

                                                          (Print or type other person's name,
                                                          address and zip code)


Date:  __________ Your Signature:  _________________________________

----------------------------------------------------------------------------
   (Sign exactly as your name appears on the other side of this Security)

Signature Guaranteed

--------------------------------
Participant in a Recognized Signature
Guarantee Medallion Program

By: _____________________________
        Authorized Signatory

                                       8